SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 30, 2006
(Date of earliest event reported)

SmartVideo Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As earlier reported, on March 31, 2005, Mr. Richard Seifert and KC Ventures, Inc. (collectively, “Claimants”) filed with the American Arbitration Association in Atlanta, Georgia certain claims against SmartVideo Technologies Inc. (the “Company”) and its wholly-owned subsidiary, OVT, Inc. (together with the Company, the “Respondents”). The arbitration case number is 30-181-559-05. The Claimants assert causes of action against the Respondents for breach of contract, breach of fiduciary duty, unjust enrichment, violation of Pennsylvania's Commissioned Sales Representative Act, and seek an accounting and declaratory judgment. The claims are based upon a Representation Agreement, dated February 6, 2003, between KC Ventures and OVT, Inc. and an Advisory Agreement dated February 19, 2003, between the Company and KC Ventures. One or both Claimants contend that they have earned or will earn compensation under the Representation Agreement in excess of $10,000,000 for providing customers and content to the Respondents. One or both Claimants also contend that they have earned fees under the Advisory Agreement in excess of $1,000,000 and certain stock options as a result of capital raised for the Company.

On January 30, 2006, the Respondents entered into a settlement agreement (“Settlement Agreement”) with the Claimants. Pursuant to the terms of the Settlement Agreement, the Company agreed to issue 800,000 shares of Series A-1 Convertible Preferred Stock (“Preferred Stock”) to Mr. Seifert and 200,000 shares of Preferred Stock to his attorneys, Frank, Rosen, Snyder & Moss, L.L.P., in exchange for the Claimants agreeing to dismiss the pending arbitration with prejudice and to exchange mutual releases of claims. The Company also granted certain piggy-back registration rights with respect to the shares of common stock underlying the Preferred Stock. The Company issued the shares of Preferred Stock to Claimants pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The conversion price for the Preferred Stock presently equals $0.75 per share, subject to certain adjustments in accordance with the terms set forth in the Company’s Certificate of Designation (the “Designation”) as filed with the Secretary of the State of Delaware on November 2, 2005. The conversion price of the Preferred Stock is subject to a weighted average price adjustment as provided in the Designation.

The foregoing description of the Settlement Agreement is not intended to be complete. Such document is filed as an exhibit to this Form 8-K, and the full text of such exhibit is incorporated herein by reference in its entirety.

Item 9.01  Financial Statements And Exhibits.

(c)	Exhibits.

10.1	Settlement Agreement, dated January 30, 2006, among KC Ventures Inc., Richard Seifert, SmartVideo Technologies, Inc. and OVT, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By:	/s/ Richard E. Bennett, Jr.
Name: Richard E. Bennett, Jr.
Title: President & CEO

Date: January 31, 2006